                                                                   Exhibit 10.16


(CONFIDENTIAL PORTIONS HAVE BEEN OMITTED, AS INDICATED BY "*", AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION)

                              MANAGEMENT AGREEMENT

                                 BY AND BETWEEN

                           SPEEDWAY MOTORSPORTS, INC.

                                    AS OWNER

                                       AND

                  LEVY PREMIUM FOODSERVICE LIMITED PARTNERSHIP,
                                   AS MANAGER








                            DATED: November 29, 2001

                                TABLE OF CONTENTS
                                -----------------

MANAGEMENT AGREEMENT
RECITALS...................................................................... 1
   1.  Representations........................................................ 2
         (a) Owner's Representations to Manager............................... 2
         (b) Manager's Representations to Owner............................... 3
   2.  Management Services.................................................... 4
         (a) Foodservice Facilities........................................... 4
         (b) Manager's Rights in the Foodservice Facilities................... 4
         (c) Services.:....................................................... 5
   3.  Projections of Gross Receipts; Capital Budget.......................... 5
   4.  Conduct of the Operations.............................................. 6
         (a) General.......................................................... 6
         (b) Sufficiency...................................................... 6
         (c) Sponsorship...................................................... 6
         (d) Compliance with Laws, Policies and Programs...................... 6
         (e) Manager's Vendors................................................ 7
         (f) Third-Party Concessions.......................................... 7
   5.  Equipment.............................................................. 7
         (a) Owner's Equipment; Las Vegas Equipment........................... 7
         (b) Transport........................................................ 7
         (c) Manager's Equipment.............................................. 7
   6.  Employees and Agents................................................... 8
         (a) Conduct and Supervision of Employees and Agents.................. 8
         (b) Cooperation with Other Employees................................. 8
         (c) Hiring and Employment Practices.................................. 8
         (d) Owner's Sales and Marketing Services............................. 8
         (e) Labor Relations.................................................. 9
   7.  Licenses and Permits................................................... 9
   8.  Collections and Payments of Taxes and Other Items...................... 9
         (a) Payment of Taxes; Filing of Sales Tax Returns.................... 9
         (b) Billing Practices and Procedures................................. 9
         (c) Cash Handling and Cash Management Policies....................... 9
         (d) Monthly Settlement............................................... 9
         (e) Group Packages................................................... 9
         (f) Guarantee of Owner's Meals...................................... 10
   9.  Use of Facilities..................................................... 10
         (a) Access to Facilities............................................ 10
         (b) Signs, Displays and Advertising................................. 10
         (c) Parking......................................................... 10
         (d) Office Space and Equipment...................................... 10
         (e) Utilities....................................................... 10
   10. Definition of Gross Receipts.......................................... 10


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                                                                          Page i

                                                                          Page i


   11. Commissions........................................................... 11
   12. Acounting Payment of Commissions...................................... 11
   13. Scope; Duration; Termination; Default................................. 12
   14. Indemnity............................................................. 17
   15. Ownership in Foodservice Facilities; Authority of Manager............. 19
   16. Taxes and Contributions............................................... 19
   17. Severability.......................................................... 19
   18. Consents; Waiver...................................................... 20
   19. Governing Law......................................................... 20
   20. Time of Essence....................................................... 20
   21. Force Majeure......................................................... 20
   22. Assignment and Subcontracts........................................... 20
   23. Modification of Agreement............................................. 22
   24. Headings.............................................................. 22
   25. Interpretation........................................................ 22
   26. Notices............................................................... 22
   27. Confidentiality; Marks................................................ 23
   28. Security.............................................................. 25
   29. Insurance............................................................. 25
         (a) Liability Insurance............................................. 25
         (b) Property Damage Insurance....................................... 25
         (c) Property Damage Insurance....................................... 25
         (d) Additional Insureds............................................. 25
   30. Administrators........................................................ 25
         (a) Manager Administrator........................................... 25
         (b) Owner Administrator............................................. 25


                             Exhibits and Schedules

   EXHIBIT "A" THE TRACKS
   EXHIBIT "B" 2000 GROSS RECEIPTS
   EXHIBIT "C" FACILITIES
   EXHIBIT "D" MANAGER'S EQUIPMENT
   EXHIBIT "E-1" *
   EXHIBIT "E-2" *

   SCHEDULE 2(b)  Certain Limited Suite Holders Supplying Food and Beverage
   SCHEDULE 4(b)  Sponsorship Agreements


--------------------------------------------------------------------------------
* Confidential portion has been omitted and filed separately with the Commission.

                                                                         Page ii

                              MANAGEMENT AGREEMENT
                              --------------------

         This Management Agreement ("Agreement") is entered into as of this 29/th/ day of November, 2001 by and between, Speedway Motorsports, Inc., a Delaware corporation on behalf of its wholly-owned subsidiaries, including, but not limited to, Speedway Systems LLC, a North Carolina limited liability company, Charlotte Motor Speedway, LLC, a Delaware limited liability company, Texas Motor Speedway, Inc., a Texas corporation, and Bristol Motor Speedway, Inc., a Tennessee corporation (collectively, the "Owner") and Levy Premium Foodservice Limited Partnership, an Illinois limited partnership ("Levy"), and Levy Premium Foodservice Limited Partnership of Texas, a Texas limited partnership ("Levy Texas;" "Levy" and "Levy Texas" are hereinafter collectively referred to as "Manager").

                                    RECITALS
                                    --------

         1. Owner and Levy have entered into that certain Asset Purchase Agreement, dated November, 29, 2001, (the "Asset Purchase Agreement") wherein Owner agreed to sell and Levy agreed to purchase certain assets as detailed therein.

         2. Owner owns six (6) facilities currently used as motor speedway race tracks, each of which has associated and adjacent real property (individually, the "Track;" collectively, the "Tracks"), which does or may host numerous events, including, but not limited to, NASCAR racing. The Tracks are identified on Exhibit "A", which is attached hereto and incorporated herein.
              -----------

         3. The Tracks currently include: (a) general concessions (the "Concessions"), (b) luxury skybox suites (the "Suites"), (c) hospitality villages and tents (the "Hospitality Villages"), (d) Third-Party Concessions (the "Third-Party Concessions"), and (e) restaurants, clubs (but not health clubs), and banquets/catering serviced from such restaurants and clubs (the "Clubs"). The Concessions, the Suites, the Hospitality Villages, the Third-Party Concessions, and the Clubs shall hereinafter be collectively referred to as the "Food Service Areas."

         4. Owner owns the exclusive right to determine who shall provide and operate the food and beverage services throughout the Tracks and other associated areas.

         5. Manager and its affiliated and related entities are in the business of developing, owning and managing restaurants and other food service facilities.

         6. Manager desires to render certain management and operational services for the Food Service Areas, all as more fully described in this Agreement.

         7. Owner desires to engage Manager, and Manager desires to be engaged by Owner, pursuant to the terms of this Agreement, to provide and operate, on an exclusive basis, the entire food and beverage service operations of, for, and at each of the Tracks throughout the Term of this Agreement.


--------------------------------------------------------------------------------
                                                                          Page 1

         NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

         1.       Representations
                  ---------------

                  (a)      Owner's Representations to Manager. Owner hereby
                           ----------------------------------
         represents to Manager as follows:

                           (i) that it has been validly formed and duly exists as a Corporation under the laws of the State of Delaware, and that it or the wholly-owned subsidiaries through which it operates is/are, and that it is duly qualified to do business in all of the states in which each of the Tracks are located;

                           (ii) that it has the full right, power, and authority to grant the exclusive right to provide and operate the food and beverage service operations throughout all the Tracks, including, but not limited to, the right to engage Manager to provide management and operational services described in this Agreement;

                           (iii) that it is not prevented from entering into this Agreement or complying with its commitments hereunder by its corporate charter;

                           (iv) that it is duly authorized to enter into this Agreement and is not prevented from entering into this Agreement or complying with its commitments hereunder by any statute, regulation, order of, or agreement with, any governmental or quasi-governmental authority, or by any license, debt instrument, mortgage, lease, contract, or other agreement or instrument binding it or any of its property;

                           (v) that it is duly authorized to enter into this Agreement and has taken all necessary corporate action to obtain such authorization and that no consent of, or notice to, any other individual, private entity, governmental or quasi-governmental authority, or NASCAR (and any other similar organization or association) is required in connection with the execution, delivery, and performance of this Agreement;

                           (vi) that this Agreement, when properly executed by both parties, will constitute a legal, valid, and binding agreement, enforceable by Manager in accordance with its terms;

                           (vii) that the party executing this Agreement on behalf of Owner has full right, power, and authority to execute this Agreement and to bind Owner to the terms hereof;

                           (viii) that, in the event Manager extends credit to patrons of the Food Service Areas (it being understood that Manager will extend credit to the extent it


--------------------------------------------------------------------------------
                                                                          Page 2
                  is commercially reasonable), Owner shall use its good faith, reasonable, and diligent efforts to assist Manager in minimizing any uncollectible amounts from such patrons, which efforts may include, for example, and not by way of limitation:

                           (a) including a provision in all agreements governing the patrons' rights to utilize certain areas of the Tracks requiring that the patron provide, at all times, a valid credit card on file upon which Manager shall be entitled to charge outstanding balances (but not requiring a security deposit); and

                           (b) Owner withholding patrons' tickets for future events and allowing Manager to suspend or withhold the delivery of any food and beverage products to any patron who has an outstanding balance that has not, after due notification, been substantially paid in full.

                           (ix)     that it shall use its good faith,
                  reasonable, and diligent efforts at all times to cooperate with and assist Manager in (A) providing quality food and beverage services to patrons of the Food Service Areas, and
                  (B) achieving maximum Gross Receipts (as that term is defined below) for the Operations (as that term is defined below); and

                           (x) that Gross Receipts for the Tracks for fiscal year 2000 are as set forth on Exhibit "B", which is
                                                       -----------
                  attached hereto and incorporated herein.

                  (b)      Manager's Representations to Owner. Manager hereby
                           ----------------------------------
         represents to Owner as follows:

                           (i) that Levy has been validly formed and duly exists as a limited partnership under the laws of the State of Illinois, and that it is duly qualified to do business in all of the states in which each of the Tracks are located and that Levy Texas has been validly formed and duly exists as a limited partnership under the laws of the State of Texas, and that it is duly qualified to do business in the State of Texas;

                           (ii) that it is duly authorized to enter into this Agreement and is not prevented from entering into this Agreement or complying with its commitments hereunder by its by-laws, by any statute, regulation, or order of any governmental or quasi-governmental authority, or by any license, debt instrument, mortgage, lease, contract, or other agreement or instrument binding upon it or any of its property;

                           (iii) that it is duly authorized to enter into this Agreement and has taken all necessary action to obtain such authorization, and that no consent of, or notice to, any other individual, private entity, or governmental authority is required in connection with the execution, delivery, and performance of this Agreement;


--------------------------------------------------------------------------------
                                                                          Page 3

                           (iv) that this Agreement, when properly executed by both parties, will constitute a legal, valid, and binding agreement, enforceable by Owner in accordance with its terms;

                           (v) that the party executing this agreement on behalf of Manager has full right, power, and authority to execute this Agreement and to bind Manager to the terms hereof; and

                           (vi)     that it shall use its good faith,
                  reasonable, and diligent efforts at all times to cooperate and assist Owner in (A) providing quality food and beverage services to patrons of the Food Service Areas, and (B) achieving maximum Gross Receipts from the Operations.

         2.       Management Services.
                  -------------------

                  (a)      Foodservice Facilities. Owner hereby retains Manager
                           ----------------------
         to provide and operate, and Manager hereby agrees to provide and operate, on an exclusive basis, the entire food and beverage service operations (collectively, the "Operations") of, for, and at each and all of the Tracks (including, but not limited to, all Food Service Areas) for all events held or conducted at the Tracks during the Term (as that term is defined below), including, but not limited to, all concerts, car and truck racing and NASCAR events. In order to provide the services required of Manager hereunder, Manager shall also have the exclusive right to use all of the kitchens, pantry areas, and other foodservice related areas of the Tracks described on Exhibit "C"
                                                              -----------
         attached hereto and made a part hereof (collectively, the "Facilities"). The Food Service Areas, together with the Facilities, shall hereinafter be referred to as the "Foodservice Facilities."

                  (b)      Manager's Rights in the Foodservice Facilities. In
                           ----------------------------------------------
         order to enable Manager to fulfill its responsibilities under this Agreement, Owner hereby grants Manager the exclusive right to use all of the Foodservice Facilities without hindrance from Owner, or any individuals or entities claiming by, from, through or under Owner. In order to control the quality of the products and services sold at the Tracks, to ensure the safety of the patrons, and to protect Manager's exercise of the exclusive rights granted hereunder, Owner shall prevent any other entities or individuals from: (i) utilizing all or any portion of the Foodservice Facilities, and (ii) selling, anywhere at the Tracks (including the Food Service Areas), any Food and Beverage Items (as that term is defined below); provided, however, Owner may allow sponsors to offer sample-sized portions (i.e., under 2 ounces) of Food and Beverage Items, but not alcoholic beverages. Furthermore, Owner and Manager hereby agree that certain limited Suite holders, as detailed on Schedule 2(b), have the right to supply their own food and
                     -------------
         beverage to their respective Suites. In addition, Owner shall prevent patrons from bringing any food, beverages, beverage containers, or alcoholic beverages into the Clubs, the Suites, the Hospitality Villages and the Facilities; provided, however, patrons may bring food and alcoholic beverages into the General Concessions areas of the Tracks (as is consistent with Track policies and security and state and local laws).


--------------------------------------------------------------------------------
                                                                          Page 4

                  (c)      Services. The operational and management services
                           --------
         (collectively, the "Services") to be provided by Manager shall include, without limitation, the following:

                           (i) Administration, management, and direction of the day-to-day Operations in accordance with, and subject to, the further terms and conditions of this Agreement;

                           (ii) Subject to Paragraph 4(b) below, procurement of all supplies, services, and personnel which are necessary for the Operations, including personnel for the maintenance and operation of the Foodservice Facilities and preparation and service of such food and beverage items as shall be proposed by Manager and reasonably approved by Owner ("Food and Beverage Items"), which Food and Beverage Items shall consist of, but not necessarily be limited to, food, alcoholic and non-alcoholic beverages, tobacco, candy and confections, but only to the extent that any of the foregoing may now or hereafter be legally sold at the Tracks, in accordance with applicable laws, ordinances, rules, and regulations;

                           (iii) Establishment and review and/or modification of all menus, portions, and prices of the Food and Beverage Items, all of which shall be proposed by Manager and reasonably approved by Owner; provided, however, that: (A) Owner shall not unreasonably withhold, condition or delay its approval of such menus, portions, and prices, and (B) in the event that Owner fails to deliver to Manager within fifteen
                  (15) days after submission of such menus, portions, and prices written approval or denial, such submitted menus, portions, and prices shall be deemed approved;

                           (iv) Consultation with Owner at such times as shall be reasonably appropriate for the purpose of eliminating operational problems and improving the Operations;

                           (v) Arranging for the removal of all trash from the Facilities to various centralized collection points at the Tracks, whereupon Owner shall be responsible for arranging for such trash to be properly and lawfully discarded, the cost of which shall be exclusively borne by Owner, except for trash that is not related to an event; and

                           (vi) Any and all other services which Owner or Manager, in their joint reasonable discretion, deem appropriate in order for Manager to effectively manage and operate the Operations in a manner at least consistent with Manager's performance of comparable services at facilities similar to the Food Service Areas.

                  (d)      Lowes Club. Notwithstanding anything in this
                           ----------
         Agreement to the contrary, the Owner shall retain the right to operate the Club at the Lowes Motor Speedway (the "Lowes Club"); provided, however, in the event Owner no longer desires to operate the Lowes Club,


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                                                                          Page 5

         Owner shall: (i) transfer to Manager the exclusive rights to operate the Lowes Club and (ii) shall provide Manager no less than thirty (30) days prior written notice of such transfer. Such transfer shall be effective upon the date specified in such notice of transfer by Owner, which effective date shall be at least thirty (30) days from the date of such notice. Until such time as Owner shall transfer the operation of the Lowes Club to Manager, the terms "Clubs," "Food Service Areas," "Foodservice Facilities" and "Operations," as used herein shall be read so as to exclude the Lowes Club therefrom.

         3.       Projections of Gross Receipts; Capital Budget. Prior to the
                  ---------------------------------------------
commencement of each Contract Year during the Term (or such other period upon which Owner and Manager shall mutually agree), Manager shall supply Owner with a copy of Manager's projections for anticipated Gross Receipts for the ensuing Contract Year together with a budget (the "Capital Budget") for any recommended capital expenditures (the cost of which shall be borne exclusively by Owner) to be made during such year to maintain, repair, or replace, any of Owner's Equipment to be included in the Foodservice Facilities, which Capital Budget shall be subject to Owner's reasonable approval, which approval shall not be unreasonably withheld, conditioned, or delayed, so long as such maintenance, repair or replacement is consistent with Finish Line Event's past practices. Not less than once each month, Manager shall provide Owner with a statement of the actual Gross Receipts for the prior month in comparison to the applicable sales projection, together with a brief explanation about any significant variances between the projected Gross Receipts and the actual Gross Receipts.

         4.       Conduct of the Operations.
                  -------------------------

                  (a)      General. Manager agrees that all Food and Beverage
                           -------
         Items sold by Manager, and the manner of serving and selling the Food and Beverage Items, shall be of a high quality, which shall be at least equal to or better than both (A) past practices of Finish Line Events and (B) that which is provided by comparable facilities.

                  (b)      Sponsorships. Owner and Manager recognize the value
                           ------------
         of securing sponsorship relationships (e.g., official sponsors, exclusive supplies of products, suppliers of official products) for the Tracks. Although Manager agrees to use Owner's sponsors, Owner and Manager will ensure that such sponsorship agreements do not impair the quality of Manager's Food and Beverage Items (as compared to comparable items served at other venues in which Manager, or its affiliates provides food and beverage service) or increase Manager's costs (again, as compared to the prices for comparable items used at other venues in which Manager or its affiliates provides food and beverage service) for such items. In the event that Owner determines to enter into a sponsorship agreement (or enters into any other relationship) that increases the costs that Manager incurs, then Owner shall fully reimburse Manager for such cost increases; provided, however, for those existing sponsorship agreements, as detailed on Schedule 4(b), Owner
                                                         -------------
         shall not have such reimbursement obligation, but shall use its reasonable, good faith and diligent efforts to have sponsors institute Manager's national pricing programs.

                  (c)      Compliance with Laws, Policies, and Programs. In
                           --------------------------------------------
         connection with the conduct of the Operations, Manager shall promptly comply with and observe all federal,


--------------------------------------------------------------------------------
                                                                          Page 6
         state, and local laws, ordinances, regulations, orders, or directions (including, without limitation, alcoholic beverage, fire, building, health and sanitation codes and regulations) with respect to the sanitation and purity of the Food and Beverage Items, provided that nothing herein shall be interpreted to hold Manager responsible for such compliance as it relates to areas of the Tracks other than the Foodservice Facilities.

                  (d)      Condition of the Foodservice Facilities. Manager
                           ---------------------------------------
         agrees to conduct the Operations in such a manner so as to reasonably preserve the condition of all areas of the Foodservice Facilities to which Manager shall have access in the course of the performance of its obligations hereunder. Manager agrees to keep the Foodservice Facilities and all other areas to be utilized by Manager, neat, clean and in a sanitary condition, and to follow all reasonable and appropriate directions of Owner with respect thereto and with respect to storage of food and beverage supplies.

                  (e)      Manager's Vendors. In connection with Services
                           -----------------
         provided hereunder and subject to Paragraph 4(b) above, Manager from time to time purchases products, equipment, and services from various vendors selected by Manager at its sole discretion (each a "Vendor"). Purchases from Vendors shall be made under such terms Manager deems in its sole discretion as acceptable ("Vendor Terms"). All Vendor Terms are the exclusive obligation and property of Manager. Owner does not have any liability under, or any right to, any Vendor Terms.

                  (f)      Third-Party Concessions. Manager shall oversee the
                           -----------------------
         services provided by Third-Party Concessions (e.g., Wendy's). The selection of such Third-Party Concessions shall be made by Manager, subject to Owner's approval, which shall not be unreasonably withheld, conditioned or delayed. Subject to Paragraph 4(b) above, Owner shall have the right to propose changes to the Third-Party Concessions, which Manager shall accept, so long as it is not economically disadvantageous for Manager.

         5.       Equipment.
                  ---------

                  (a)      Owner's Equipment; Las Vegas Equipment. Owner shall
                           --------------------------------------
         provide to Manager, at Owner's sole and exclusive cost and expense, all fixed assets, including, but not limited to, leasehold improvements, fixtures, kitchen appliances, fixed equipment, carts (e.g., motorized golf carts), and radio equipment, used in connection with the Operations (and such replacement items to the foregoing from time-to-time), all as is consistent with past practices of Finish Line Events (the "Owner's Equipment"), but specifically excluding Manager's Equipment (as that term is defined below). Owner hereby agrees that it shall be exclusively responsible for the repair, maintenance, replacement and taxes of the Owner's Equipment; provided, however, with regard to Owner's Equipment at the Las Vegas Motor Speedway similar in type and nature to that of Manager's Equipment, Manager shall be responsible for the repair and maintenance while Owner shall be responsible for the replacement thereof (the "Las Vegas Equipment"). In the event that Manager becomes the exclusive operator of the Lowes Club, pursuant to Paragraph 2(d), Owner shall transfer to Manager, free and clear of all liens and encumbrances and at no additional charge to Manager, those fixed assets at the


--------------------------------------------------------------------------------
                                                                          Page 7

         Lowes Club which, but for the retention by Owner of the right to operate the Lowes Club hereunder, would have been transferred to Manager pursuant to the Asset Purchase Agreement, and such fixed assets shall thereafter be included in "Manager's Equipment" for all purposes of this Agreement. Owner shall also transfer to Manager, in a manner and upon terms (including price and payment) consistent with the Asset Purchase Agreement, such other assets and liabilities as would have been transferred to Manager in accordance with the Asset Purchase Agreement but for the retention by Owner of the right to operate the Lowes Club hereunder.

                  (b)      Manager's Equipment. Except as provided elsewhere in
                           -------------------
         this Agreement to the contrary, Manager shall provide for its sole and exclusive use and at its sole and exclusive cost and expense, all moveable equipment, transportation vehicles (not including carts) to transport prepared food from the Facilities to the Food Service Areas, pots, pans, dishes, glasses, flatware, paper and plastic ware, linens, and smallwares, all of which shall be collectively referred to as "Manager's Equipment" and which shall be detailed on Exhibit "D", which
                                                              -----------
         is attached hereto and incorporated herein. Manager hereby agrees that it shall be exclusively responsible for the repair, maintenance, replacement and taxes of Manager's Equipment.

                  (c)      Transport. Owner hereby agrees that it shall, at its
                           ---------
         sole cost and expense, transport Manager's Equipment and Owner's Equipment between or among the Tracks, all as is consistent with past practices of Finish Line Events and as is necessary to operate a high-quality operation. By way of example and not by way of limitation, Owner shall transport in semi-trucks, at no cost to Manager or the Operations, all heating and cooling equipment, including portable kitchens.

         6.       Employees and Agents.
                  --------------------

                  (a)      Conduct and Supervision of Employees and Agents.
                           -----------------------------------------------
         Manager agrees that it shall hire, train, supervise, and regulate all persons employed by it in the conduct of the Operations so that they are aware of, and continuously practice, a high standard of cleanliness, courtesy, and service required and customarily followed in the conduct of similar operations. Manager, and not Owner, shall be the sole employer of Manager's employees and shall, therefore, be exclusively responsible to pay its employees' compensation (e.g., salaries and benefits). Manager shall use its reasonable, good faith, and diligent efforts to assure that its employees shall (i) observe the rules and regulations of the Tracks , (ii) be neatly and cleanly uniformed, (iii) maintain personal cleanliness, (iv) be polite and courteous, (v) be staffed at adequate levels, and (vi) with respect to non-management employees, wear identification badges that are (A) reasonable in light of identification and security concerns and (B) unobtrusive and consistent with the uniforms worn by the Manager's employees.

                  (b)      Cooperation with Other Employees. Manager agrees to
                           --------------------------------
         cause its employees to reasonably cooperate in the use of each Track's facilities that are common to the Foodservice Facilities and to other operations at each such Track. In this regard, Manager agrees to cause its employees to cooperate in all other reasonable manners with


--------------------------------------------------------------------------------
                                                                          Page 8
         all employees and agents of Owner and with third parties performing services at each Track.

                  (c)      Hiring and Employment Practices. Manager agrees that
                           -------------------------------
         in the conduct of the Operations it will not discriminate or permit discrimination in its hiring or employment practices on the basis of any federal, state, or local impermissible grounds. Upon receipt of notice from Owner of any reasonable and significant objection to any of Manager's employees, the employment of such person will be discontinued and a suitable person will be promptly substituted; provided, however, the Owner acknowledges that its right to require replacement of an employee employed by Manager is expressly subject to considerations and restrictions imposed upon Manager by any federal, state or local statute, law, code, regulations, or ordinance by any collective bargaining agreement or other contract affecting such employee.

                  (d)      Owner's Sales and Marketing Services. Notwithstanding
                           ------------------------------------
         the terms and conditions of this Agreement, Owner shall, at its sole cost and expense, provide all sales and marketing services as it relates to the Suites, Clubs, and Hospitality Villages, all as is consistent with past practices and is necessary to operate a first-class operation. Owner and Manager agree that such services will be conducted in accordance with the pricing determinations made pursuant to Paragraph 2(c)(iii) above. Notwithstanding the foregoing, Owner and Manager agree to explore opportunities for Manager to participate in marketing efforts in a mutually agreeable manner.

                  (e)      Labor Relations. Notwithstanding anything in this
                           ---------------
         Agreement to the contrary, Manager shall have the sole and exclusive right and authority to implement all matters relating to labor relations with Manager's employees in the Foodservice Facilities and with respect to the Operations, including, but not limited to, the determination of (i) the degree and methods of opposition (if any) to any union organizing efforts, (ii) all terms and provisions of any collective bargaining agreement, and (iii) counsel and consultants to be utilized in such efforts.

         7.       Licenses and Permits. Manager shall, at its sole expense,
                  --------------------
maintain in force during the Term, all required food, liquor, and other licenses and permits and renewals thereof and shall cause to be paid all fees and taxes which may be due and owing from time to time to federal, state, or municipal authorities incidental to the Operations. Manager shall be the named licensee under all such licenses and permits. Owner shall do all acts or things that are reasonably necessary in order for Manager to maintain all such licenses and permits. Manager shall have in place alcohol service policies and training programs for its employees. Throughout the Term, Owner shall, at its sole cost and expense, maintain all licenses and permits which may be required for the operation of each of the Tracks. At all times, Owner shall comply with, the restrictions, rules, and conditions of all such licenses and permits.

         8.       Collections and Payments of Taxes and Other Items.
                  -------------------------------------------------

                  (a)      Payment of Taxes. Manager agrees to pay timely, from
                           ----------------
         Gross Receipts, all sales, excise, employment, and similar taxes relating to the Operations.


--------------------------------------------------------------------------------
                                                                          Page 9

                  (b)      Billing Practices and Procedures. In accordance with
                           --------------------------------
         the terms of Paragraph 1(a)(viii) above, the practices and procedures for the invoicing and the extension of credit to customers of the Foodservice Facilities shall be subject to the reasonable approval of Owner.

                  (c)      Cash Handling and Cash Management Policies. In
                           ------------------------------------------
         connection with the conduct of the Operations, Manager agrees to employ reasonable and appropriate internal control procedures to protect against the misappropriation of cash funds. Owner hereby agrees that it shall provide cash collections services at each Track and shall ensure that all monies are wire transferred into Manager's account upon Owner's receipt of funds, but in all cases in no more than five (5) days, subject to verification by Owner's bank of receipt of such funds.

                  (d)      Monthly Settlement. Owner and Manager will meet
                           ------------------
         monthly to determine funds owed to each respective party and shall exchange checks to settle any such outstanding amounts.

                  (e)      Group Packages. Owner sells packages for Suites and
                           --------------
         other locations at each Track that include a food and beverage component. The appropriate food and beverage portion of any payment received by Owner for any such package shall be transmitted monthly to Manager. Owner and Manager hereby agree to work together, in good faith, in order to mutually agree on changes to existing group packages and creation of new group packages (including pricing and allocation to the Operations consistent with past practices).

         9.       Use of Facilities.
                  -----------------

                  (a)      Access to Facilities. Access to the Foodservice
                           --------------------
         Facilities shall be limited to the authorized representatives of, and other persons designated by, Owner and Manager for the purpose of the reasonable exercise of Owner's and Manager's rights and obligations hereunder.

                  (b)      Signs, Displays and Advertising. Manager agrees that
                           -------------------------------
         all signs and displays, and the content and graphics thereof, to be utilized by Manager at the Tracks shall be subject to the prior reasonable approval of Owner. Manager may use its name and logo and that of any affiliate of Manager and Manager may, with the reasonable approval of Owner, use the name and logo of Owner and the name by which a Track is known in the signage, displays, menus, and similar items used in connection with the Operations. In addition, Manager may, in a reasonable and tasteful fashion and with the reasonable approval of Owner, promote its affiliation with the Tracks, Owner, each Track, and the services provided by Manager under this Agreement in Manager's and its affiliates' corporate stationery, brochures, web sites, and similar promotional material.


--------------------------------------------------------------------------------
                                                                         Page 10

                  (c)      Parking. Owner shall provide to Manager, free of
                           -------
         charge, sufficient parking spaces, located reasonably proximate to each of the Tracks and the Foodservice Facilities, for all of Manager's employees and vendors. Manager acknowledges and agrees that for events, such parking may be offsite with bussing to the Track, consistent with past practices.

                  (d)      Office Space and Equipment. Owner shall provide to
                           --------------------------
         Manager, at Owner's sole and exclusive cost and expense (and not as a landlord), adequate office space and equipment for Manager's employees (e.g., chefs, sous chefs, Director of Operations, General Manager, accounting and human resources staff) to manage the Operations, which shall include, but not be limited to, furniture, phone systems and switches, HVAC, electricity, and lighting.

                  (e)      Utilities. Owner and Manager hereby agree that
                           ---------
         Manager shall not pay any occupancy, utility, or common area charges; provided, however, that Manager shall pay for its own local and long distance service, but may use Owner's telephone equipment at no cost. Manager shall pay for all utilities to the extent that, consistent with past practices, they are separately metered.

         10.      Definition of Gross Receipts. As used in this Agreement, the
                  ----------------------------
term "Gross Receipts" shall mean the sum of (i) total gross revenues, in accordance with generally accepted accounting principles, from the Operations pursuant to the terms of this Agreement sold in or from the Foodservice Facilities, and (ii) service charges or gratuities not paid to employees; provided, however, that Gross Receipts shall not include: (a) any service charges or gratuities paid to employees, (b) any city, county, state, or federal use, excise, or similar tax imposed on the sale or use of the Food and Beverage Items collected and paid to applicable taxing authorities by Manager, or (c) any tax imposed on the resale of any Owner's or Manager's Equipment. Notwithstanding anything in this Agreement to the contrary, the definition of Gross Receipts shall not include any revenues derived from the Boston Concessions Agreement,
      ---
pursuant to Section 3.1(e) of the Asset Purchase Agreement.

         11.      Commissions.
                  -----------

                  (a) As further consideration for Owner's grant of the exclusive rights and privileges to Manager pursuant to this Agreement, and as the sole compensation due and owing from Manager to Owner hereunder, Manager agrees to pay Owner or to such of Owner's subsidiaries, as Owner shall from time to time direct, the following percentages of Gross Receipts generated in the following areas of the Tracks during each Contract Year during the first (1st) ten (10) Contract Years of the Term (collectively, the "Commissions"):


--------------------------------------------------------------------------------
                                                                         Page 11

           Source of Gross Receipts         Percentage of Gross Receipts
           ------------------------         ----------------------------
            (i) Concessions                               *
            (ii) Suites                                   *
            (iii) Hospitality Villages                    *
            (iv) Third-Party Concessions                  *
            (v) Clubs                                     *


                  (b)      To the extent that this Agreement is extended for ten
         (10) additional Contract Years beyond the initial ten (10) year Term, Manager agrees to pay Owner or to such of Owner's subsidiaries, as Owner shall from time to time direct, Commissions according to the following percentages of Gross Receipts generated in the following areas of the Tracks during each Contract Year:

           Source of Gross Receipts         Percentage of Gross Receipts
           ------------------------         ----------------------------
            (i) Concessions                               *
            (ii) Suites                                   *
            (iii) Hospitality Villages                    *
            (iv) Third-Party Concessions                  *
            (v) Clubs                                     *


         (c)      Lowes Club. If Manager is not the exclusive operator of the
                  ----------
Lowes Club on or before the commencement of the fourth (4th) Contract Year, the amount of Commissions that Manager pays to Owner shall be reduced by
                                *
each Contract Year thereafter until Manager is the exclusive operator of the Lowes Club, which amount shall be reduced on a pro rata basis for any partial Contract Years.

         (d)      Prepayment. On the Commencement Date, Manager shall pay to
                  ----------
Owner      *      , which amount shall be a prepayment of commissions owing from
Manager to Owner under this Agreement (the "Commission Prepayment"). Manager shall retain all Commissions otherwise owing to Owner pursuant to this Agreement until the outstanding amount of the Commission Prepayment, plus an * percent (*%) per annum commission charge, compounded monthly, has been retained by Manager, at which time Manager shall commence payment of Commissions to Owner pursuant to the terms of this Agreement. Such commission charge shall accrue on the outstanding amount of the Commission Prepayment. For this purpose, the Commission Prepayment, or portion thereof, shall be outstanding until such time as it is repaid. Such repayment shall be deemed made as and when the applicable retained Commissions would have been paid in accordance with Paragraph 12 below.

         (e)      Special Additional Commission. *
                  -----------------------------




--------------------------------------------------------------------------------
*Confidential portion has been omitted and filed separately with the Commission.

*



















         12.      Accountings; Payment of Commissions. Within thirty (30) days
                  -----------------------------------
following the last day of each month during the Term, Manager shall provide Owner with a statement detailing all Gross Receipts from the Operations generated during such month, separated by department and event, together with a statement of the applicable Commissions due for such Gross Receipts (collectively, the "Statement"). When Manager delivers the Statement, Manager shall also pay to Owner the appropriate Commissions for such month, unless such Commissions are retained by Manager pursuant to Section 11(d) hereof. Within sixty (60) days following the conclusion of each calendar year during the Term, Manager shall provide Owner with a complete accounting (collectively, the "Final Statement"), setting forth the calculation of the annual Gross Receipts, separated by department and event, and the total Commissions due for the applicable period. At any time during the Term, and for a period of one (1) calendar year thereafter, Owner and its designated representatives (including outside accountants) shall have the opportunity, at their sole cost and expense (subject to the provisions set forth below), to inspect the books and records of Manager to verify the figures contained in each Statement or Final Statement, as the case may be. In the event that Owner disputes such figures, Owner shall deliver a written notice of such dispute to Manager ("Dispute Notice"). If Owner and Manager are unable to resolve such dispute within ninety (90) days following the delivery of the Dispute Notice, Owner and Manager shall immediately submit the dispute for resolution to a nationally recognized public accounting firm to be mutually agreed to by Owner and Manager (the "Accounting Firm"). The determination of Gross Receipts and Commissions in accordance with the terms hereof made by the Accounting Firm after a full and complete inspection of Manager's books and records shall be final and binding upon the parties. If the Accounting Firm determines that the computation of Gross Receipts or Commissions contained in any Statement or the Final Statement as the case may be, is inaccurate, then either Owner shall promptly pay to Manager, or Manager shall promptly pay to Owner, such amount as is necessary to reflect the adjustment of Gross Receipts or


--------------------------------------------------------------------------------
*Confidential portion has been omitted and filed separately with the Commission.

         Commissions based upon the Accounting Firm's determinations (the "Adjusted Amount"). If the Accounting Firm determines that the computation of Gross Receipts or Commissions contained in any Statement or the Final Statement, as the case may be, is understated by five percent (5%) or more, then, in addition to the Adjusted Amount (which will increase by interest at the prevailing prime rate), Manager shall pay the entire cost of the Accounting Firm's engagement. In all other events, the cost of the Accounting Firm's engagement and the costs of Owner's inspection of the books and records of Manager shall be borne by Owner.

         13.      Scope; Duration; Termination; Default.
                  -------------------------------------

                  (a) The term of this Agreement shall be for a period of ten (10) years, commencing on the Closing Date, as that term is defined in Section 1.6 of the Asset Purchase Agreement (the "Commencement Date") and, unless otherwise extended by Owner pursuant to the terms of this Agreement, expiring on December 31, 2011 (the "Term"). For purposes of this Agreement, the term "Contract Year" shall mean the twelve (12) month period commencing on January 1st and expiring on the next ensuing December 31st; provided, however, the first (1st) Contract Year shall commence on the Commencement Date and terminate on December 31, 2002. Manager, at its sole option, may extend the Term of this Agreement for an additional ten (10) Contract Years. Thereafter, the Term of this Agreement shall automatically renew on a year-to-year basis unless sooner terminated by either party upon one hundred eighty
         (180) days' written notice prior to the expiration of the then current term.

                  (b) To the extent that Owner (and any of its affiliated or related entities) owns or manages (whether by acquisition or development) any other facilities, in addition to the Tracks (the "Future Facility"), Owner shall offer to Manager the exclusive right to provide and operate the food and beverage services to each such Future Facility under the same terms and conditions as detailed herein.

                  (c) Owner shall have the right to terminate this Agreement upon the occurrence of any default by Manager upon thirty
         (30) days prior written notice to Manager specifying the nature of such default. A default shall be defined as the occurrence of any one (1) or more of the following:

                           (i) Manager shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute or law relating to bankruptcy, insolvency or other relief for debtors, whether federal or state, or shall seek, consent to or acquiesce in the appointment of any trustee, receiver, conservator, or liquidator of Manager or of all or any substantial part of its properties (the term "acquiesce," as used herein, being deemed to include, but not be limited to, the failure to file a petition or motion to vacate or discharge any order, judgment, or decree providing for such appointment within the time specified by law); or a court of competent jurisdiction shall enter an order, judgment, or decree


--------------------------------------------------------------------------------
                                                                         Page 14
                  approving a petition filed against Manager seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute or law relating to bankruptcy, insolvency, or other relief for debtors, whether federal or state, and Manager shall consent to or acquiesce in the entry of such order, judgment, or decree, or the same shall remain unvacated and unstayed for an aggregate of sixty (60) days from the day of entry thereof; or any trustee, receiver, conservator, or liquidator of Manager or of all or any substantial part of its properties shall be appointed without the consent of or acquiescence of Manager and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days; or

                           (ii) Manager fails to perform any of its service or obligations in the manner or within the time required under this Agreement, or commits or permits a breach of, or default in, any of its duties, liabilities, or obligations hereunder, which in all cases causes (or could reasonably and in good faith be expected to cause) a material and adverse effect in the conduct of the Operations or the maximization of Gross Receipts, and fails to fully cure or remedy such material failure, breach, or default prior to the next major event, after written notice from Owner to Manager specifying, in sufficient detail, the nature of such material failure, breach, or default, or, if such material breach or default cannot reasonably be cured prior to the next major event, due to third-party approval or Force Majeure, and fails to diligently prosecute such cure or remedy to completion as soon as is reasonably possible thereafter.

                           (iii) Upon termination of this Agreement pursuant to subparagraphs (i) or (ii) above, Manager shall only be obligated to pay the Commissions for Gross Receipts prior to termination in accordance with Paragraph 11 above, subject to other remedies available to Manager and Owner.

                  (d) In the event that all of Manager's services are terminated as provided in this Paragraph 13, Manager shall, at the request of Owner, continue to serve as manager of the Operations until a successor is selected and commences work in the Foodservice Facilities or until such earlier date as Owner shall specify; provided that Manager shall not be obligated to so continue as manager for a period in excess of thirty (30) days. The terms and conditions of this Agreement shall continue to be fully applicable during such period as if no termination had occurred.

                  (e) Manager shall have the right to terminate this Agreement upon the occurrence of any of the following events of default by Owner and upon written notice to the Owner specifying the nature of such default:

                           (i) Owner shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute or law relating to bankruptcy, insolvency, or other relief for debtors, whether federal or state, or shall seek,


--------------------------------------------------------------------------------
                                                                         Page 15
                  consent to, or acquiesce in the appointment of any trustee, receiver, conservator, or liquidator of Owner or of all or any substantial part of its properties (the term "acquiesce," as used herein, being deemed to include, but not be limited to, the failure to file a petition or motion to vacate or discharge any order, judgment, or decree providing for such appointment within the time specified by law); or a court of competent jurisdiction shall enter an order, judgment, or decree approving a petition filed against Owner seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute or law relating to bankruptcy, insolvency, or other relief for debtors, whether federal or state, and Owner shall consent to or acquiesce in the entry of such order, judgment, or decree, or the same shall remain unvacated and unstayed for an aggregate of sixty (60) days from the day of entry thereof; or any trustee, receiver, conservator, or liquidator of Owner or of all or any substantial part of its properties shall be appointed without the consent or acquiescence of Owner and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days;

                           (ii) Owner fails to timely perform any of its obligations under this Agreement which in all cases causes (or could reasonably and in good faith be expected to cause) a material and adverse effect in the conduct of the Operations or the maximization of Gross Receipts, and fails to fully cure or remedy such material failure, breach, or default prior to the next major event after written notice from Manager to Owner specifying, in sufficient detail, the nature of such material failure, breach, or default, or, if such material breach or default cannot reasonably be cured prior to the next major event, due to third-party approval or Force Majeure, and fails to diligently prosecute such cure or remedy to completion as soon as is reasonably possible thereafter.

                  (f)      Manager's Termination Payment with Cause. In the
                           ----------------------------------------
         event that this Agreement is terminated prior to its scheduled expiration for any reason, other than a termination by Owner for convenience, pursuant to Paragraph 13(g), Owner hereby agrees, as a condition precedent to such earlier termination, to pay Manager in a single lump-sum payment, a termination payment (the "Caused Termination Payment") in an amount equal to
         * . Upon Manager's receipt of the Caused Termination Payment, Manager shall immediately transfer all right,
         title and interest to Owner in: the Purchased Assets,        *
         and Manager's exclusive rights hereunder, all of which shall be transferred free and clear of all liens and encumbrances.

                           (i)      *








--------------------------------------------------------------------------------
*Confidential portion has been omitted and filed separately with the Commission.

                           (ii)     *

                  (g)      Manager's Termination Payment for Convenience. Owner
                           ---------------------------------------------
         shall have the right to terminate this Agreement without cause (i.e., for Owner's convenience) at any time prior to its scheduled expiration. In the event that this Agreement is terminated prior to its scheduled expiration, pursuant to this Paragraph 13(g), then the following terms and conditions shall apply:

                           (i) Such termination shall not occur earlier than the * annual anniversary of the Commencement Date and no later than the * annual anniversary of the Commencement Date; and

                  (ii) Owner shall pay to Manager in a single lump-sum payment a termination payment (the "Convenience Termination Payment")
         in an amount equal to the Caused Termination Payment plus     *     .
         Upon Manager's receipt of the Convenience Termination Payment, Manager shall immediately transfer all right, title and interest to Owner in:
         the Purchased Assets,       *       and Manager's exclusive rights
         hereunder, all of which shall be transferred free and clear of all liens and encumbrances.

                                    (aa)     *





                                    (bb)    *







                  (h) Notwithstanding anything in this Agreement to the contrary, neither Owner nor Manager shall be entitled to seek, claim, or collect punitive damages. Accordingly, Owner and Manager hereby expressly waive any right to seek, claim, or collect any punitive damages in connection with, or related to, a breach or violation of this or any other agreement entered into between Owner and Manager. *



--------------------------------------------------------------------------------
*Confidential portion has been omitted and filed separately with the Commission.

                  *



                  (i) Owner hereby expressly agrees that, during the Term (including any extensions thereof) and for a period of twenty four (24) months following either the expiration or earlier termination of this Agreement, none of Owner, nor any other food or beverage service operator or concessionaire providing food and beverages in, to, or for any areas of the Tracks, nor any of their respective affiliates, related entities, or individuals, shall directly or indirectly solicit, hire, offer to hire, or employ any current salaried or management-level employee of Manager (including, but not limited to, Manager's current or former general manager, chefs, sous chefs, and the managers of the various areas of the Foodservice Facilities) to work in or in connection with the Tracks or the Foodservice Facilities as a consultant, employee, independent contractor, or otherwise in any other capacity, without Levy's prior written approval, which approval can be granted or denied in Levy's sole and absolute discretion. Notwithstanding the terms and conditions of this Paragraph 13(i), all existing Finish Line Events employees are exempted from this Paragraph 13(i). Furthermore, those employees who are hired by Manager to work at
         the Operations during the      *         Contract Years and are not
         already employees of Manager, shall be exempted from this Paragraph
         13(i), but only through the      *      Contract Year; thereafter the
         terms and conditions of this Paragraph 13(i) shall be in full force and effect. With regard to Manager's former employees, the prohibitions in this Paragraph shall last for a period of twelve (12) months from their termination. The provisions of this Paragraph 13(i) shall survive the termination of this Agreement for any reason.

                  (j) Any public announcements made upon the expiration or earlier termination of this Agreement shall be reasonably agreed upon in advance by Owner and Manager.

         14.      Indemnity.
                  ---------

         (a) To the fullest extent permitted by law, Manager hereby indemnifies, defends, protects, and forever holds Owner, its respective shareholders, officers, directors, partners, members, employees, agents and representatives (collectively, the "Owner's Indemnitees") harmless from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments, awards, costs and expenses (including reasonable attorneys' fees, paraprofessional fees and court-related costs), such indemnity covering, but not being limited to, business interruption claims, bodily injury, sickness, disease, death or injury to or destruction of tangible property, but in all events, except as expressly provided below, only to the extent arising directly or indirectly, in whole or in part, out of the (i) gross negligence or any willful misconduct, omission, or breach of its obligations under this Agreement by Manager or by any of its officers, directors, agents or employees, in connection with this Agreement or Manager's


--------------------------------------------------------------------------------
*Confidential portion has been omitted and filed separately with the Commission.

         performance of its duties or authority hereunder or (ii) breach of any representation, warranty or covenant contained in this Agreement. The indemnification obligation contained in this Paragraph 14(a) shall expressly include, but will not be limited to, damage which occurs as a result of the consumption of Food and Beverage Items sold by Manager at the Tracks. Notwithstanding the foregoing, this Paragraph 14(a) does not require Manager to indemnify, defend, protect, or hold Owner or Owner's Indemnitees harmless for claims, demands, losses, liabilities, actions, lawsuits or other proceedings, judgments, awards, costs and expenses to the extent caused by (i) the willful or negligent acts or omissions of Owner or any of Owner's Indemnitees or any contractors hired or retained by any of them, (ii) the willful or negligent acts or omissions of a Track's construction contractor, any construction subcontractors, a Track architect or any other persons involved in the design, construction, renovation, or modification of a Track (including, but not limited to, the Foodservice Facilities), or (iii) any damages, claims, or liabilities caused by any part of a Track other than the Foodservice Facilities. If any action or proceeding (including any governmental investigation) shall be brought or asserted against Owner or Owner's Indemnitees, in respect of which indemnity may be sought from Manager, Owner or Owner's Indemnitees, as the case may be, shall promptly notify Manager in writing; provided, however, failure to give such notice promptly shall not diminish Owner's right to indemnification hereunder unless such failure materially prejudices Manager. Provided that the matter for which indemnity is sought is solely for monetary damages and provided Manager first unconditionally acknowledges in writing its indemnification obligations hereunder with respect to such matter, Manager shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to Owner and Owner's Indemnitees, as the case may be, and the payment of all expenses. Manager shall not settle any such matter without the prior consent of the Owner unless such settlement includes a complete release and discharge (with prejudice, if applicable) of the Owner and the Manager pays such settlement in full. If Manager assumes the defense of such action or proceeding, any such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such indemnified party unless (A) Manager, in its sole and absolute discretion, has agreed in advance and in writing to pay such fees and expenses, or (B) Manager has failed to assume the defense of such action or proceeding or employ counsel reasonably satisfactory to the indemnified party in any such action or proceeding. If Manager has failed to assume the defense of such action, Manager shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if there be a final judgment for the plaintiff in any such action or proceeding, or if any such action or proceeding shall be settled and Manager shall have consented to such settlement, Manager agrees to indemnify, protect, defend, and hold harmless both Owner and Owner's Indemnitees from and against any loss or liability by reason of such judgment or settlement.

                  (b) To the fullest extent permitted by law, Owner hereby indemnifies, defends, protects and forever holds Manager, its partners, each of its and their respective shareholders, officers, directors, employees, agents and representatives (collectively, the


--------------------------------------------------------------------------------
                                                                         Page 19

         "Manager's Indemnitees") harmless, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments, awards, costs and expenses (including reasonable attorneys' fees, paraprofessional fees and court-related costs), such indemnity covering, but not limited to, business interruption claims, bodily injury, sickness, disease, death or injury to or destruction of tangible property, but in all events, except as expressly provided below, only to the extent arising directly or indirectly, in whole or in part, out of the (i) gross negligence or any willful misconduct or omission or breach of its obligations hereunder by Owner or by any of its officers, directors, agents or employees, in connection with this Agreement or (ii) breach of any representation, warranty or covenant contained in this Agreement.. Notwithstanding the foregoing, this Paragraph 14(b) does not require Owner to indemnify, defend, protect or hold Manager or Manager's Indemnitees harmless for claims, demands, losses, liabilities, actions, lawsuits or other proceedings, judgments, awards, costs and expenses to the extent caused by the willful or negligent acts or omissions of Manager or any of Manager's Indemnitees or any of the Manager's contractors or agents. If any action or proceeding (including any governmental investigation) shall be brought or asserted against Manager or Manager's Indemnitees, in respect of which indemnity may be sought from Owner, Manager or Manager's Indemnitees, as the case may be, shall promptly notify Owner in writing; provided, however, failure to give such notice promptly shall not diminish Manager's right to indemnification hereunder unless such failure materially prejudices Owner. Provided that the matter for which indemnity is sought is solely for monetary damages and provided Owner first unconditionally acknowledges in writing its indemnification obligations hereunder with respect to such matter, Owner shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to Manager and Manager's Indemnitees, as the case may be, and the payment of all expenses. Owner shall not settle any such matter without the prior consent of the Manager unless such settlement includes a complete release and discharge (with prejudice, if applicable) of the Manager and the Owner pays such settlement in full. If Owner assumes the defense of such action or proceeding, any such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such indemnified party unless (i) Owner, in its sole and absolute discretion, has agreed in writing to pay such fees and expenses, or (ii) Owner has failed to assume the defense of such action or proceeding or employ counsel reasonably satisfactory to the indemnified party in any such action or proceeding. If Owner has failed to assume the defense of such action, Owner shall not be liable for any settlement of any such action or proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if there be a final judgment for the plaintiff in any such action or proceeding, or if any such action or proceeding shall be settled and Owner shall have consented to such settlement, Owner agrees to indemnify, protect, defend and hold harmless both Manager and Manager's Indemnitees from and against any loss or liability by reason of such judgment or settlement.

                  (c)      Any monetary liability indemnified under subparagraph
         (a) or (b) above shall be reduced by the proceeds of insurance received by the indemnified party.


--------------------------------------------------------------------------------
                                                                         Page 20

                  (d) The provisions of this Paragraph 14 shall survive the termination of this Agreement.

                  (e) The indemnification obligations of Manager hereunder shall be the joint and several obligations of Levy and Levy Texas.

         15.      Ownership in Foodservice Facilities; Authority of Manager.
                  ---------------------------------------------------------
Manager shall have no ownership rights in the Foodservice Facilities (other than Manager's Equipment), nor any claim of ownership with respect thereto, arising out of this Agreement or the performance of its services hereunder. This Agreement shall in no way be construed to authorize Manager to engage in any brokerage services or activities of any similar nature relating to the Foodservice Facilities.

         16.      Taxes and Contributions. Manager assumes full and exclusive
                  -----------------------
responsibility and liability for withholding and paying, as may be required by law, all federal, state, and local taxes and contributions with respect to, assessed against, or measured by Manager's earnings hereunder, or salaries or other contributions or benefits paid or made available to any persons retained, employed, or used by or for Manager in connection with its services, and any and all other taxes and contributions applicable to its services for which Manager may be responsible under any laws or regulations, and shall make all returns and/or reports required in connection with any and all such laws, regulations, taxes, contributions and benefits.

         17.      Severability. Each provision of this Agreement is intended to
                  ------------
be severable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be deemed to be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

         18.      Consents; Waiver. Owner and Manager hereby expressly
                  ----------------
acknowledge and agree that, unless otherwise expressly stated to the contrary in this Agreement, all of the consents and approvals that are necessary or required from either Owner or Manager hereunder shall not be unreasonably conditioned, delayed, withheld, or denied. The granting of any consent or approval in any one instance by or on behalf of either Owner or Manager shall not be construed to waive or limit the need for such consent in any other or subsequent instance. No waiver, express or implied, by either Owner or Manager to or of any breach or default by the other party in the performance by the other of its obligations hereunder shall be valid unless in writing, and no such waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

         19.      Governing Law. This Agreement is entered into in the State of
                  -------------
North Carolina and shall be governed by the internal laws thereof.

         20.      Time of Essence. Subject only to the provisions of Paragraph
                  ---------------
21 below, time is of the essence in the performance of this Agreement.


--------------------------------------------------------------------------------
                                                                         Page 21

         21.      Force Majeure. A delay in or failure of performance by Owner
                  -------------
or Manager shall not constitute a default, nor shall Owner or Manager be held liable for loss or damage, if and to the extent that such delay, failure, loss, or damage is caused by occurrences beyond the reasonable control of such party, and its agents, employees, contractors, subcontractors, and consultants, including but not limited to, acts of God or the public enemy, expropriation or confiscation of facilities, compliance with any order or request of any governmental authority or person purporting to act therefor, acts of declared or undeclared war, weapon of war employing atomic fission or radioactive force, whether in the time of peace or war, public disorders, rebellion, sabotage, revolution, earthquakes, tornadoes, floods, riots, strikes, labor or employment difficulties, delays in transportation, inability of a party to obtain necessary materials or equipment or permits due to existing or future laws, rules, or regulations of governmental authorities, or any other causes, whether direct or indirect, and whether or not of the same class or kind as those specifically above named, not within the reasonable control of such party, or its agent, employees, contractors, subcontractors and consultants, and which by the exercise of reasonable diligence said party is unable to prevent. Neither Owner nor Manager shall be entitled to the benefits of this Paragraph 21 unless it gives reasonably prompt written notice to the other of the existence of any event, occurrence, or condition which it believes permits a delay in the performance of its obligations pursuant to this Paragraph 21; provided, however, if the other party is already aware of such event causing the Force Majeure, no such written notice shall be required.

         22.      Assignment and Subcontracts.
                  ---------------------------

                  (a) Manager shall have no right, power, or authority to assign this Agreement, or any portion hereof or any monies due or to become due hereunder, or to delegate any duties or obligations arising hereunder, either voluntarily, involuntarily, or by operation of law, without the prior written approval of Owner, which approval shall not be unreasonably withheld, conditioned, or delayed; provided, however, that a sale, transfer, assignment, delegation, or sub-contract of this Agreement or duties or obligations arising hereunder to any wholly-owned subsidiary or affiliate (that is controlled by Levy) of Levy shall not a constitute sale, transfer, assignment, delegation, or sub-contract of this Agreement and, therefore, shall not require Owner's approval. No such sale, transfer, assignment, delegation, or sub-contract of this Agreement to a subsidiary or controlled affiliate of Levy shall release Manager from its duties or obligations hereunder. Notwithstanding the foregoing, to the extent Owner incurs marketing expenses as a result of such sale, transfer, assignment, delegation, or sub-contract, Manager shall reimburse Owner for its reasonable marketing expenses. For purposes of this Paragraph 22, an affiliate that is controlled by a person means a corporation, limited liability company or partnership in which such person holds more than fifty percent (50%) of the voting stock, membership interests or partnership interest, as the case may be, such that such person has the power to direct the management and policies of such affiliate.

                  (b) In the event that (1) Owner either sells or transfers its ownership interest in any Track or Future Facility, or (2) Owner sells or transfers its rights to grant the right to sell food and beverage items in any Track or Future Facility, Owner shall use its best


--------------------------------------------------------------------------------
                                                                         Page 22
         reasonable efforts to transfer and assign this Agreement, subject to Manager's approval, which approval shall not be unreasonably withheld, conditioned, or delayed, provided that prior to the consummation of such sale, assignment, or transfer, such purchaser(s), assignee(s), or transferee(s) expressly assumes in writing the terms and conditions of this Agreement and agrees to be bound by all of the obligations of Owner contained in this Agreement. Without waiver of the foregoing provisions, all of the rights, benefits, duties, liabilities, and obligations of the parties hereto shall inure to the benefit of, and be binding upon, their respective successors and assigns. Failure of Manager to approve the assignment of this Agreement, as aforesaid, shall not prevent Owner from completing any sale or transfer contemplated by clauses (1) or (2) above and, in the absence of such approval by Manager, this Agreement shall automatically terminate upon the completion of such sale or transfer by Owner. If Manager has approved of such transfer or assignment and if Owner, after utilizing its best reasonable efforts to transfer and assign this Agreement is unable to do so: (i) and such sale, transfer or assignment is of all Tracks and then-existing Future Facilities, then the provisions of Paragraph 13(g) shall apply, or (ii) and such sale, transfer or assignment is of less than all of the Tracks and then-existing Future Facilities, then the Convenience Termination Payment shall be the sum
         of (a)       *       for such Tracks and then-existing Future
         Facilities so sold or transferred, plus (b)       *       for such
         Tracks and then-existing Future Facilities so sold or transferred, plus
         (c)       *       for such Tracks and then-existing Future Facilities
         relative to total Gross Receipts for the previous Contract Year of all Tracks and then-existing Future Facilities so sold or transferred.

                  (c) Manager hereby agrees that a Change In Control (as that term is defined below) shall constitute an assignment of this Agreement. "Change In Control" shall mean an acquisition, directly or indirectly, of (i) substantially all of the assets of Levy, (ii) more than fifty percent (50%) of the partnership interests of Levy or (iii) more than fifty percent (50%) of the voting securities or other interest of the general partner of Levy, in any case by another person, group or entity, but specifically excluding an acquisition by Compass Group USA, Inc. (or entities which are controlled by Compass Group USA, Inc.) or Lawrence F. Levy (or entities which are controlled by Lawrence
         F. Levy).

         23.      Modification of Agreement. This Agreement constitutes the
                  -------------------------
entire agreement between the parties hereto. To be effective, any modification of this Agreement must be in writing and signed by the party to be charged thereby.

         24.      Headings. The headings of the Paragraphs of this Agreement are
                  --------
inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything contained therein or govern the rights or liabilities of the parties hereto.

         25.      Interpretation. Whenever the context requires, all words used
                  --------------
in the singular number shall be deemed to include the plural and vice versa, and each gender shall include any other gender. The use herein of the word "including," when following any general statement, term, or matter, shall not be construed to limit such statement, term, or matter to the specific items or matters set forth immediately following such word or to similar items or matters,


--------------------------------------------------------------------------------
*Confidential portion has been omitted and filed separately with the Commission.

whether or not non-limiting language (such as "without limitation," or "but not limited to," or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term, or matter.

         26.      Notices.
                  -------

                  (a) All notices, requests, and communications required or permitted hereunder shall be in writing and shall be sufficiently given, and deemed to have been received, upon personal delivery or, if mailed, upon the first to occur of (i) actual receipt as evidenced by written receipt for certified or registered mail or a nationally recognized overnight courier service, or (ii) refusal of delivery or notification by the United States Postal Service (or nationally recognized overnight courier service) to the sending party that the notice, request, or communication is not deliverable at the address of the receiving party set forth below:

                  If to Owner:      Speedway Motorsports, Inc.
                                    P.O. Box 18747
                                    Charlotte, North Carolina 28218
                                    Attention: William R. Brooks
                                    Vice President and Chief Financial Officer

                  With a copy to:   Speedway Systems LLC
                                    5725-E Concord Parkway South
                                    Concord, North Carolina 28207
                                    Attention: Donnie Bobbitt
                                    Executive Vice President

                  If to Manager:    Lawrence F. Levy
                                    Chairman
                                    Levy Restaurants
                                    980 North Michigan Avenue
                                    Suite 400
                                    Chicago, Illinois 60611


--------------------------------------------------------------------------------
                                                                         Page 24

                  With a copy to:   Andrew J. Lansing
                                    President
                                    Levy Restaurants
                                    980 North Michigan Avenue
                                    Suite 400
                                    Chicago, Illinois 60611

                  With a copy to:   Levy Restaurants
                                    980 North Michigan Avenue
                                    Suite 400
                                    Chicago, Illinois 60611
                                    Attention: General Counsel

                  With a copy to:   Manager's Director of Operations at his/her
                                    offices at the applicable Track

                  (b) Notice of a change in address of one of the parties shall be given in writing to the other parties as provided above, but shall be effective only upon actual receipt.

         27.      Confidentiality; Marks.
                  ----------------------

                  (a) Any financial statements or other financial information that may be provided by either party to the other prior to the execution of, or pursuant to the requirements contained in, this Agreement, whether provided voluntarily or in satisfaction of an obligation to do so, and the terms of this Agreement, shall be kept strictly confidential by the party receiving the same, except and only to the extent that such information may be required to be reported for purposes of the receiving party's financial statements or public reporting requirements to or by any duly constituted governmental authorities or a securities exchange or to any bank or other financial institution providing financing to Manager, Owner, or any of their respective affiliated or related entities or owners.

                  (b) During the course of the performance of Manager's services pursuant to this Agreement, Manager and Owner may each utilize certain information that relates to its past, present, or future research, development, business activities, products, services, technical knowledge, and knowledge capital ("Confidential Information"). Furthermore, during the course of Manager's Services hereunder, Manager may utilize certain proprietary materials, tools, and methodologies including but not limited to software, programs, and systems (including modifications and adaptations thereto), documentation, training manuals, and procedures (hereinafter collectively referred to as "Service Solution Tools"). Service Solution Tools shall be deemed to be included as part of Manager's Confidential Information.

                  (c) Owner and Manager hereby acknowledge and recognize the competitive advantage and value associated with the Confidential Information and hereby agrees to


--------------------------------------------------------------------------------
                                                                         Page 25
         use its best efforts to, at all times, protect and preserve the confidentiality of each other's Confidential Information. Owner and Manager hereby agrees that it shall not have or retain any right, title, or interest in the Confidential Information of the other, except to use it during the term of this Agreement as expressly authorized from time-to-time and solely for the purpose of furthering Manager's services pursuant to this Agreement. Nothing in this Agreement shall restrict, prohibit, or limit in any way Manager's use of the Service Solution Tools in any manner or for any purpose whatsoever.

                  (d) Owner and Manager hereby agrees that all Confidential Information, including, but not limited to, Service Solution Tools and all copies thereof, shall be returned to the originating party, or at the originating party's election may be removed by the originating party, upon the first of the following to occur: (a) the expiration or earlier termination of this Agreement or (b) originating party's request.

                  (e) If Manager, in its sole discretion, authorizes Owner to use any its Service Solution Tools, the Service Solution Tools may only be used for its internal business purposes only and may not be used or shared for the benefit of any other party. The Service Solution Tools are made available "AS IS" without express or implied warranties of any kind. If this Agreement expires or is terminated, Owner's right, if any, to use the other's Service Solution Tools shall cease as of such expiration or termination.

                  (f)      Proprietary Marks. Owner and Manager each acknowledge
                           -----------------
         that the names, logos, service marks, trademarks, trade dress, trade names, and patents, whether or not registered, now or hereafter owned by or licensed to them respectively (or their affiliated and parent partners and companies) [collectively, "Marks"] are the proprietary Marks of such party, and the other party will not use the Marks for any purpose except as expressly permitted in writing. Upon termination of this Agreement, the using party shall (a) immediately and permanently discontinue the use and display of any Marks (collectively, "De-Image"), and (b) immediately remove and deliver to the other party all goods bearing any Marks. If the using party shall fail to De-Image the Foodservice Facilities within thirty (30) days of the termination or expiration date, then the other party and its agents shall have the right to enter the Tracks and Foodservice Facilities and De-Image the Premises, without prejudice to other rights and remedies.

                  (g) Owner and Manager hereby expressly acknowledge and agree that the terms and provisions of this Paragraph 27 shall survive the expiration or earlier termination of this Agreement.

         28.      Security. Owner shall be exclusively responsible for providing
                  --------
adequate security throughout the entire Track, including the Foodservice Facilities. Manager acknowledges that Owner shall be responsible for public order and safety and shall have the right and authority to eject individuals from the Foodservice Facilities as necessary.


--------------------------------------------------------------------------------
                                                                         Page 26

         29.      Insurance.
                  ---------

         (a)      Liability Insurance. Manager shall obtain and maintain, at all
                  -------------------
times throughout the Term, the following coverages and minimum limits:

                  Coverage                            Minimum Limits

                  (i)      Workers Compensation &     *
                           Employers Liability



                  (ii)     General Liability          *

                                                      *



                  (iii)    Liquor Liability           *


                  (iv)     Automobile Liability       *

General liability insurance provided by Manager shall be on an occurrence basis and shall include customary coverages, such as, but not limited to, bodily injury, property damage, and contractual liability insurance. A Certificate of Insurance shall be provided by Manager to Owner evidencing the Coverages and Minimum Limits listed in this Paragraph 29(a), as well as the property damage insurance detailed below, within fifteen (15) days of the commencement of the Term of this Agreement and annually thereafter. The Certificate shall include the Owner as an Additional Insured for all coverages other than the Workers Compensation & Employers Liability and shall also include a Waiver of Subrogation naming Owner under all policies. Manager or its representatives shall provide a thirty-day notice of cancellation or material change or any coverages required in this Paragraph 29(a).

                  (b)      Property Damage Insurance. Throughout the Term, Owner
                           -------------------------
         shall be responsible for maintaining all insurance for Owner's Equipment (including the Las Vegas Equipment and the Lowes Club Equipment) utilized in connection with the Operations against property damage for ninety percent (90%) of the replacement value of such assets.

                  (c)      Property Damage Insurance. Throughout the Term,
                           -------------------------
         Manager shall be responsible for maintaining all insurance for all Manager's Equipment utilized in connection with the Operations against property damage for one hundred percent (100%) of the replacement value of such assets.


--------------------------------------------------------------------------------
*Confidential portion has been omitted and filed separately with the Commission.

         30.      Administrators.
                  --------------

                  (a)      Manager Administrator. Manager shall appoint a
                           ---------------------
         Manager Administrator, subject to Owner's reasonable approval, to work with the Owner Administrator in managing all aspects of this Agreement. The Manager Administrator shall act as the sole point of contact for the Owner Administrator. Any issues that the Owner may have during the Term of this Agreement shall be addressed to Owner through the Manager Administrator. The Owner Administrator and the Manager Administrator shall schedule monthly meetings, and hold emergency special meetings as needed, which may be held in person or via telephonic conference, to discuss any issues that come to their attention during the course of the previous month, including, without limitation, general day-to-day operations, customer satisfaction, and financial performance.

                  (b)      Owner Administrator. Owner shall appoint an Owner
                           -------------------
         Administrator, subject to Manager's reasonable approval, to work with the Manager Administrator in managing all aspects of this Agreement. The Owner Administrator shall act as the sole point of contact for the Manager Administrator. The Owner Administrator and the Manager Administrator shall schedule monthly meetings, and hold emergency special meetings as needed, which may be held in person or via telephonic conference, to discuss any issues that come to their attention during the course of the previous month, including, without limitation, general day-to-day operations, customer satisfaction and financial performance.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   Speedway Motorsports, Inc.,
                                   a Delaware corporation

                                   By:  /s/ O. Bruton Smith
                                        ----------------------------------------

                                   Its: CEO
                                        ----------------------------------------

                                   Levy Premium Foodservice Limited Partnership, an Illinois limited partnership

                                   By:  /s/ Robert E. Seiffert
                                        ----------------------------------------

                                   Its: Treasurer of its General Partner
                                        ----------------------------------------


--------------------------------------------------------------------------------
                                                                         Page 28

                                   Levy Premium Foodservice Limited Partnership of Texas, a Texas limited partnership

                                   By:  /s/ Robert E. Seiffert
                                        ----------------------------------------

                                   Its: Treasurer of its General Partner
                                        ----------------------------------------


--------------------------------------------------------------------------------
                                                                         Page 29

                                  EXHIBIT "E-1"
                                  -------------

                                        *


--------------------------------------------------------------------------------
*Confidential portion has been omitted and filed separately with the Commission.

                                  EXHIBIT "E-2"
                                  -------------

                                        *


--------------------------------------------------------------------------------
*Confidential portion has been omitted and filed separately with the Commission.

                                                                         Page 31